Exhibit 2.1

Execution Version

OMNIBUS TRANSACTION AGREEMENT

This Omnibus Transaction Agreement (this “Agreement”), dated as of December 23, 2025, is made and entered into by and among (i) Viper Energy Partners LLC, a Delaware limited liability company (the “Acquiror”), (ii)(A) Sitio Permian, LP, a Delaware limited partnership (“Sitio Permian”), (B) Sitio Appalachia, LP, a Delaware limited partnership ("Sitio Appalachia”), (C) Sitio Nuevo, LP, a Delaware limited partnership (“Sitio Nuevo”), (D) Sitio Anadarko, LP, a Delaware limited partnership (“Sitio Anadarko,” and together with Sitio Permian, Sitio Appalachia and Sitio Nuevo, the “Sitio LP Entities”), (iii)(A) Moccasin Royalty LLC, a Delaware limited liability company (“Moccasin Royalty”), (B) Queen Snake Royalty LLC, a Delaware limited liability company (“Queen Snake Royalty”), (C) King Snake Royalty LLC, a Texas limited liability company (“King Snake Royalty”), (D) 1979 Royalties GP, LLC, a Delaware limited liability company (“1979 Royalties GP”), (E) Mamba Royalty LP, a Delaware limited partnership (“Mamba Royalty”), and (E) 1979 Royalties, LP, a Texas limited partnership (“1979 Royalties LP,” and together with Moccasin Royalty, Queen Snake Royalty, King Snake Royalty, 1979 Royalties GP and Mamba Royalty, the “Royalty Entities”), (iv) VNOM Merger Sub LP, a Delaware limited partnership (“VNOM Merger Sub,” and together with the Sitio LP Entities and the Royalty Entities, the “Merging Entities”), pursuant to Section 17-211 of the Delaware Revised Uniform Limited Partnership Act (the “DRULPA”), Section 18-209 of the Delaware Limited Liability Company Act (the “DLLCA”) and Section 10.001 of the Texas Business Organization Code (the “TBOC”), and (v) with respect to Section 4 only, VNOM Holding Company LLC, a Delaware limited liability company (“VNOM Holdings”). The Acquiror, the Merging Entities and, with respect to Section 4 only, VNOM Holdings are referred to herein from time to time each as a “Party” and together as the “Parties.”

RECITALS

WHEREAS, the Parties intend to effect a series of mergers of the Merging Entities into the Acquiror, including (i) the mergers of each of the Sitio LP Entities with and into the Acquiror (collectively, the “Sitio LP Mergers”), (ii) the mergers of each of the Royalty Entities with and into the Acquiror (collectively, the “Royalty Mergers”) and (iii) the merger of VNOM Merger Sub with and into the Acquiror (the “VNOM Merger Sub Merger,” and together with the Sitio LP Mergers and the Royalty Mergers, the “Mergers”) in accordance with the applicable provisions of the DRULPA, the DLLCA and the TBOC;

WHEREAS, immediately preceding the consummation of the Royalty Mergers, Moccasin Royalty and 1979 Royalties GP intend to effect a series of distributions (the “Royalty Distributions”) of certain ownership interests in Mamba Royalty and 1979 Royalties LP, such that, following the consummation of the Royalty Mergers, the Acquiror shall hold all ownership interests in Mamba Royalty and 1979 Royalties LP;

WHEREAS, upon the consummation of each of the Mergers, the Merging Entities shall cease to exist and the Acquiror shall continue as the surviving entity;

WHEREAS, the governing bodies of each Party have approved this Agreement, the Mergers, as applicable, and the other transactions contemplated hereby; and

WHEREAS, the Parties desire to enter into this Agreement to set forth the terms and conditions to which each of the Mergers shall take place.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

AGREEMENTS

1.             Sitio LP Mergers.

(a)            The Mergers. In accordance with Section 17-211 of the DRULPA and Section 18-209 of the DLLCA, and subject to and upon the terms and conditions of this Agreement, at the Sitio LP Mergers Effective Time (as defined below), each of the Sitio LP Entities shall be merged with and into the Acquiror. Following each of the Sitio LP Mergers, the Acquiror shall continue as the surviving entity (referred to herein from time to time as the “First Surviving Company”), and the separate existence of each of the Sitio LP Entities shall cease.

(b)            Effective Time. The Acquiror shall cause certificates of merger meeting the requirements of Section 17-211 of the DRULPA and Section 18-209 of the DLLCA to be properly executed and filed with the Secretary of State of the State of Delaware as soon as practicable following the Parties’ execution and delivery of this Agreement. The Sitio LP Mergers shall become effective substantially concurrently with one another at 2:00 p.m. Central Time on December 23, 2025 (the “Sitio LP Mergers Effective Time”).

(c)            Effect of the Mergers.

i.	From and after the Sitio LP Mergers Effective Time, each of the Sitio LP Mergers shall have the effects set forth in this Agreement and the applicable provisions of the DRULPA and the DLLCA. Without limiting the generality of the foregoing, and subject thereto, at the Sitio LP Mergers Effective Time, all property, rights, privileges, powers and franchise of the Sitio LP Entities shall be vested in the First Surviving Company, and all debts, liabilities and duties of the Sitio LP Entities shall become the debts, liabilities and duties of the First Surviving Company.

ii.	Each of the Sitio LP Mergers has been approved in accordance with the applicable provisions of the DRULPA and the DLLCA. Accordingly, this Agreement does not amend in any respect the certificate of formation of the Acquiror.

(d)            Conversion of Ownership Interests. At the Sitio LP Mergers Effective Time, by virtue of the Sitio LP Mergers and without any action on the part of any Party or the holder of any of the following securities:

i.	the limited partnership interests of the Sitio LP Entities issued and outstanding immediately prior to the Sitio LP Mergers Effective Time shall, by virtue of the Sitio LP Mergers and without any action on the part of the holder thereof, be cancelled and retired and cease to exist;

ii.	the limited liability company interests of the Acquiror issued and outstanding immediately prior to the Sitio LP Mergers Effective Time shall remain outstanding and shall not be affected by virtue of the Sitio LP Mergers; and

iii.	no limited liability company interests of the Acquiror and no shares, securities or obligations convertible into such interests are to be issued or delivered under this Agreement.

(e)            Officers. From and after the Sitio LP Mergers Effective Time, any officers of the Acquiror immediately prior to the Sitio LP Mergers Effective Time shall be the officers of the First Surviving Company, if any, until the earlier of their death, resignation or removal or until their respective successors are duly elected or appointed and qualified, as the case may be.

(f)            Organizational Documents of the First Surviving Company. At the Sitio LP Mergers Effective Time, the limited liability company agreement of the Acquiror in effect immediately prior to the Sitio LP Mergers Effective Time shall be the limited liability company agreement of the First Surviving Company until thereafter changed or amended as provided therein or by applicable law.

2.             Royalty Distributions.

(a)            Moccasin Royalty. Effective as of 2:10 p.m. Central Time on December 23, 2025, Moccasin Royalty hereby distributes to the Acquiror, and the Acquiror hereby accepts from Moccasin Royalty, all right, title and interest in and to its 0.01% limited partnership interest in Mamba Royalty, as issued pursuant to that certain Amended and Restated Agreement of Limited Partnership of Mamba Royalty.

(b)            1979 Royalties. Effective as of 2:10 p.m. Central Time on December 23, 2025, 1979 Royalties GP hereby distributes to the Acquiror, and the Acquiror hereby accepts from 1979 Royalties GP, all right, title and interest in and to its 1% general partnership interest in 1979 Royalties LP, as issued pursuant to that certain Amended and Restated Agreement of Limited Partnership of 1979 Royalties LP.

(c)            General. Notwithstanding anything to the contrary contained herein, the parties hereby acknowledge and agree that no further action is required to make the Royalty Distributions effective as of the date hereof. If at any time after the date hereof, any action is necessary or desirable to further evidence the Royalty Distributions, then each of the parties hereto shall take or cause to be taken all such necessary action, including, without limitation, the execution and delivery of such further instruments and documents, as may reasonably be requested by any other party for such purposes.

3.             Royalty Mergers.

(a)            The Mergers. In accordance with Section 17-211 of the DRULPA, Section 18-209 of the DLLCA and Section 10.001 of the TBOC, and subject to and upon the terms and conditions of this Agreement, at the Royalty Mergers Effective Time (as defined below), each of the Royalty Entities shall be merged with and into the Acquiror. Following each of the Royalty Mergers, the Acquiror shall continue as the surviving entity (referred to herein from time to time as the “Second Surviving Company”), and the separate existence of each of the Royalty Entities shall cease.

(b)            Effective Time. The Acquiror shall cause certificates of merger meeting the requirements of Section 17-211 of the DRULPA, Section 18-209 of the DLLCA and Section 10.151 of the TBOC to be properly executed and filed with the Secretary of State of the State of Delaware and the Secretary of State of the State of Texas, as applicable, as soon as practicable following the Parties’ execution and delivery of this Agreement. The Royalty Mergers shall become effective substantially concurrently with one another at 2:15 p.m. Central Time on December 23, 2025 (the “Royalty Mergers Effective Time”).

(c)            Effect of the Mergers.

i.	From and after the Royalty Mergers Effective Time, each of the Royalty Mergers shall have the effects set forth in this Agreement and the applicable provisions of the DRULPA, the DLLCA and the TBOC. Without limiting the generality of the foregoing, and subject thereto, at the Royalty Mergers Effective Time, all property, rights, privileges, powers and franchise of the Royalty Entities shall be vested in the Second Surviving Company, and all debts, liabilities and duties of the Royalty Entities shall become the debts, liabilities and duties of the Second Surviving Company.

ii.	Each of the Royalty Mergers has been approved in accordance with the applicable provisions of the DRULPA, the DLLCA and the TBOC. Accordingly, this Agreement does not amend in any respect the certificate of formation of the Acquiror.

(d)            Conversion of Ownership Interests. At the Royalty Mergers Effective Time, by virtue of the Royalty Mergers and without any action on the part of any Party or the holder of any of the following securities:

i.	the limited partnership interests and/or limited liability company interests of the Royalty Entities, as applicable, issued and outstanding immediately prior to the Royalty Mergers Effective Time shall, by virtue of the Royalty Mergers and without any action on the part of the holder thereof, be cancelled and retired and cease to exist;

ii.	the limited liability company interests of the First Surviving Company issued and outstanding immediately prior to the Royalty Mergers Effective Time shall remain outstanding and shall not be affected by virtue of the Royalty Mergers; and

iii.	no limited liability company interests of the First Surviving Company and no shares, securities or obligations convertible into such interests are to be issued or delivered under this Agreement

(e)            Officers. From and after the Royalty Mergers Effective Time, any officers of the First Surviving Company immediately prior to the Royalty Mergers Effective Time shall be the officers of the Second Surviving Company, if any, until the earlier of their death, resignation or removal or until their respective successors are duly elected or appointed and qualified, as the case may be.

(f)            Organizational Documents of the Second Surviving Company. At the Royalty Mergers Effective Time, the limited liability company agreement of the First Surviving Company in effect immediately prior to the Royalty Mergers Effective Time shall be the limited liability company agreement of the Second Surviving Company until thereafter changed or amended as provided therein or by applicable law.

4.             VNOM Merger Sub Merger.

(a)            The Merger. In accordance with Section 17-211 of the DRULPA and Section 18-209 of the DLLCA, and subject to and upon the terms and conditions of this Agreement, at the VNOM Merger Sub Merger Effective Time (as defined below), VNOM Merger Sub shall be merged with and into the Second Surviving Company. Following the VNOM Merger Sub Merger, the Second Surviving Company shall continue as the surviving entity in the VNOM Merger Sub Merger (referred to herein from time to time as the “Third Surviving Company”), and the separate existence of VNOM Merger Sub shall cease.

(b)            Effective Time. The Second Surviving Company shall cause a certificate of merger meeting the requirements of Section 17-211 of the DRULPA and Section 18-209 of the DLLCA to be properly executed and filed with the Secretary of State of the State of Delaware as soon as practicable following the Parties’ execution and delivery of this Agreement. The VNOM Merger Sub Merger shall become effective at 2:20 p.m. Central Time on December 23, 2025 (the “VNOM Merger Sub Merger Effective Time”).

(c)            Effect of the Merger.

i.	From and after the VNOM Merger Sub Merger Effective Time, the VNOM Merger Sub Merger shall have the effects set forth in this Agreement and the applicable provisions of the DRULPA and the DLLCA. Without limiting the generality of the foregoing, and subject thereto, at the VNOM Merger Sub Merger Effective Time, all property, rights, privileges, powers and franchise of VNOM Merger Sub shall be vested in the Third Surviving Company, and all debts, liabilities and duties of VNOM Merger Sub shall become the debts, liabilities and duties of the Third Surviving Company.

ii.	The VNOM Merger Sub Merger has been approved in accordance with the applicable provisions of the DRULPA and the DLLCA. Accordingly, (1) this Agreement does not amend in any respect the certificate of formation of the Second Surviving Company, (2) each limited liability company interest of the Second Surviving Company outstanding immediately prior to the VNOM Merger Sub Merger Effective Time is to be converted, in accordance with clause (d), into an equivalent limited liability company interest in VNOM Holdings, after the VNOM Merger Sub Merger Effective Time and (3) no limited liability company interests of the Second Surviving Company and no shares, securities or obligations convertible into such interests are to be issued or delivered under this Agreement.

(d)            Conversion of Ownership Interests. At the VNOM Merger Sub Merger Effective Time, by virtue of the VNOM Merger Sub Merger and without any action on the part of any Party or the holder of any of the following securities:

i.	the limited partnership interests of VNOM Merger Sub issued and outstanding immediately prior to the VNOM Merger Sub Merger Effective Time shall, by virtue of the VNOM Merger Sub Merger and without any action on the part of the holder thereof, be cancelled and retired and cease to exist;

ii.	the limited liability company interests of the Second Surviving Company issued and outstanding immediately prior to the VNOM Merger Sub Merger Effective Time shall automatically convert, without any action on the part of the holders thereof, into equivalent limited liability company interests of VNOM Holdings by virtue of the VNOM Merger Sub Merger.

(e)            Officers. From and after the VNOM Merger Sub Merger Effective Time, any officers of the Second Surviving Company immediately prior to the VNOM Merger Sub Merger Effective Time shall be the officers of the Third Surviving Company, if any, until the earlier of their death, resignation or removal or until their respective successors are duly elected or appointed and qualified, as the case may be.

(f)            Organizational Documents of the Third Surviving Company. At the VNOM Merger Sub Merger Effective Time, the limited liability company agreement of the Second Surviving Company in effect immediately prior to the VNOM Merger Sub Merger Effective Time shall be amended and restated in connection with the VNOM Merger Sub Merger in a form attached hereto as Exhibit A, to, among other things, reflect the admission of Viper Intermediate LP, a Delaware limited partnership, as the sole member of the Third Surviving Company.

5.             Further Assurances. The Parties shall use reasonable best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable law to consummate the transactions contemplated by this Agreement.

6.             Entire Agreement. This Agreement (including the documents and instruments referred to herein) constitutes the sole and entire agreement of the Parties with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter.

7.             Successors and Assigns. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns.

8.             No Third-Party Beneficiaries. This Agreement is for the sole benefit of the Parties and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Agreement.

9.             Tax Treatment. The Parties agree and intend that the Sitio LP Mergers and the Royalty Mergers are expected to be disregarded for U.S. federal income tax purposes.  Further, as a result of the VNOM Merger Sub Merger, VNOM Holdings will become classified as a partnership for U.S. federal tax purposes, and Acquiror will become disregarded as an entity separate from VNOM Holdings for U.S. federal tax purposes.  VNOM Holdings is intended to be a continuation of Acquiror for U.S. federal income tax purposes.

10.           Governing Law. This Agreement shall be governed by and construed and enforced under the laws of the State of Delaware without reference to principles of conflicts of law that would result in the application of the laws of another jurisdiction.

11.           Consent to Jurisdiction. The Parties voluntarily and irrevocably submit to the jurisdiction of the courts of the State of Delaware and the federal courts of the United States of America in Wilmington, Delaware over any dispute between the Parties arising out of this Agreement.

12.           Amendment. Subject to the provisions of applicable law, this Agreement may be amended, modified or supplemented only by a written instrument executed and delivered by the Parties.

13.           Counterparts. This Agreement may be executed in one or more counterparts, including electronic, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The delivery of an executed counterpart copy of this Agreement by facsimile or electronic transmission in portable document format (.pdf) shall be deemed to be the equivalent of delivery of the originally executed copy thereof.

14.           Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. If any provision of this Agreement is, to any extent, held invalid or unenforceable in any respect under applicable law, the Parties shall take any actions necessary to render the remaining provisions of this Agreement valid and enforceable to the fullest extent permitted by applicable law and, to the extent necessary, shall amend or otherwise modify this Agreement to replace any provision contained herein that is held invalid or unenforceable with a valid and enforceable provision giving effect to the intent of the Parties to the greatest extent legally permissible.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

SITIO PERMIAN, LP
BY: Sitio Royalties Management, LLC, its general partner

By:	/s/ Matt Zmigrosky
Name:	Matt Zmigrosky
Title:	Executive Vice President, General Counsel and Secretary

SITIO APPALACHIA, LP
BY: Sitio Royalties Management, LLC, its general partner

By:	/s/ Matt Zmigrosky
Name:	Matt Zmigrosky
Title:	Executive Vice President, General Counsel and Secretary

SITIO NUEVO, LP
BY: Sitio Royalties Management, LLC, its general partner

By:	/s/ Matt Zmigrosky
Name:	Matt Zmigrosky
Title:	Executive Vice President, General Counsel and Secretary

SITIO ANADARKO, LP
BY: Sitio Royalties Management, LLC, its general partner

By:	/s/ Matt Zmigrosky
Name:	Matt Zmigrosky
Title:	Executive Vice President, General Counsel and Secretary

VNOM MERGER SUB LP
BY: Viper Energy GP LLC, its general partner

By:	/s/ Matt Zmigrosky
Name:	Matt Zmigrosky
Title:	Executive Vice President, General Counsel and Secretary

MOCCASIN ROYALTY LLC
BY: Viper Energy Partners LLC, its sole member

By:	/s/ Matt Zmigrosky
Name:	Matt Zmigrosky
Title:	Executive Vice President, General Counsel and Secretary

QUEEN SNAKE ROYALTY LLC
BY: Viper Energy Partners LLC, its sole member

By:	/s/ Matt Zmigrosky
Name:	Matt Zmigrosky
Title:	Executive Vice President, General Counsel and Secretary

KING SNAKE ROYALTY LLC
BY: Viper Energy Partners LLC, its sole member

By:	/s/ Matt Zmigrosky
Name:	Matt Zmigrosky
Title:	Executive Vice President, General Counsel and Secretary

1979 ROYALTIES GP, LLC
BY: Viper Energy Partners LLC, its sole member

By:	/s/ Matt Zmigrosky
Name:	Matt Zmigrosky
Title:	Executive Vice President, General Counsel and Secretary

MAMBA ROYALTY LP
BY: Moccasin Royalty LLC, its general partner

By:	/s/ Matt Zmigrosky
Name:	Matt Zmigrosky
Title:	Executive Vice President, General Counsel and Secretary

1979 ROYALTIES, LP
BY: 1979 Royalties GP, LLC, its general partner

By:	/s/ Matt Zmigrosky
Name:	Matt Zmigrosky
Title:	Executive Vice President, General Counsel and Secretary

VIPER ENERGY PARTNERS LLC
BY: Viper Energy, Inc., its managing member

By:	/s/ Matt Zmigrosky
Name:	Matt Zmigrosky
Title:	Executive Vice President, General Counsel and Secretary

FOR PURPOSES OF SECTION 4 ONLY:

VNOM HOLDING COMPANY LLC

BY: VNOM Sub, Inc., its managing member

By:	/s/ Matt Zmigrosky
Name:	Matt Zmigrosky
Title:	Executive Vice President, General Counsel and Secretary

EXHIBIT A